UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JASPER EXPLORATIONS INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	1000	26-2801338
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

9012-100 St.
Westlock, Alberta, T7P 2L4
Telephone 780-349-1755
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive Offices)

Business Filings Incorporated
311 S Division Street
Carson City, Nevada, 89703
Telephone 800-981-7183
(Name, address, including zip code, and telephone number, including area code of
Agent for Service)

Copies of all communication to:

Ms. Diane Dalmy, Attorney at Law,
8965 W. Cornell Place,
Lakewood, Colorado 80227
Telephone: 303-985-9324
Facsimile 303-988-6954

Approximate date of commencement of proposed sale to the public: As soon as practicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting
company)

Calculation of Registration Fee

			Proposed
		Proposed	Maximum
Title of Each		Maximum	Aggregate
Class of Securities	Amount to be	Offering Price	Offering	Amount of
To be Registered	Registered	Per Share(1)	Price(1)	Registration Fee

Common Stock, $.001 par value(2)	10,000,000	$ 0.001	$10,000	$0.39*

Total Registration Fee		____	$10,000	$0.39*

(1)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.

(2)	The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

*Estimate amount

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CHANGE IN NUMBER OF SECURITIES

Pursuant to the “Selling Security Holder” section in the Form S-1 Registration Statement as filed with the Securities and Exchange Commission on July 7, 2011 (Registration No. 333-171373), as declared effective July 22, 2011, the Registrant disclosed that the selling shareholder would own 20,000,000 shares or 66.6% of the class after the offering. However, the selling stockholder sold 10,000,000 shares or 33.3% of the class in a private transaction on July 21, 2011, a date which was subsequent to the filing date of the Form S-1, but prior to the effective date of the Form S-1. As such, the Registrant hereby discloses the following updated Selling Security Holder section:

SELLING SECURITY HOLDER

Robert Denman	Chief Executive Officer, Chief Financial Officer,
President, Secretary, Treasurer and Director
(Principal Executive Officer and Principal
Accounting Officer)

Securities offered	10,000,000 shares of common stock

Selling stockholder(s)	Robert Denman

Offering price	$0.001 per share

Shares outstanding prior to the offering	30,000,000 shares of common stock

Shares to be outstanding after the offering	30,000,000 shares of common stock

Percentage of the class to be owned by selling stockholder after the offering	33.3%

Use of proceeds	Jasper Explorations Inc. will not receive any proceeds from the sale of the common stock by the selling stockholder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of Westlock, Alberta, on October 20, 2011.

JASPER EXPLORATIONS INC.

By: /s/ Robert Denman

Robert Denman,
Chief Executive Officer, Chief Financial
Officer, (Principal Executive Officer and
Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Denman	Chief Executive Officer,
----------------------	Chief Financial Officer, President,	October 20, 2011
Robert Denman	Secretary, Treasurer and Director
(Principal Executive Officer and
Principal Accounting Officer)